Exhibit 32
      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Michael E. DeHaan, Chairman, President and Chief Executive Officer, and Karen M. Wirth, Treasurer and Chief Financial Officer of Chesterfield Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2003 and that to the best of his or her knowledge:

          1. The report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

          2.   The information  contained in the report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.



           November 10, 2003          /s/ Michael E. DeHaan
           -----------------          ---------------------
            Date                      Michael E. DeHaan, Chairman, President and
                                      Chief Executive Officer


           November 10, 2003          /s/ Karen M. Wirth
           -----------------          ------------------
            Date                      Karen M. Wirth, Treasurer and
                                      Chief Financial Officer

A sign original of this written statement required by Section 906 has been provided to Chesterfield Financial Corp. and will be retained by Chesterfield Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.


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